6/26/06

                               FIRST AMENDMENT TO
                                FEBRUARY 1, 2003
                  GLOBAL GOLD CORPORATION - DRURY J. GALLAGHER
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                  AMENDMENT, dated as of the 15th day of June, 2006, between Global Gold Corporation, a Delaware corporation (the "Corporation"), and Drury
J. Gallagher (the "Employee") to the Amended and Restated Employment Agreement, dated as of February 1, 2003 (the "Agreement"), between the parties;

                          W I T N E S S E T H T H A T:

                  WHEREAS, the Employee currently serves as Chairman and Chief Executive Officer and the Corporation needs the continued active service of the Employee in light of the Corporation's expanding efforts to obtain and exploit mining projects and increased financial, reporting, and business development obligations;

                  WHEREAS, the Corporation and the Employee desire to enter into an amendment of the Agreement on the terms and conditions hereinafter set forth;
                  NOW, THEREFORE, the parties hereto agree as follows:

1. AMENDMENT OF DUTIES. Employee shall continue his current duties as Chairman and Chief Executive Officer until December 31, 2006 and effective January 1, 2007, Employee's employment shall continue as Treasurer and Chairman Emeritus and the first sentence of Section 1 of the Agreement is hereby amended to read as follows:

                  The Corporation hereby employs the Employee, and the Employee hereby accepts and agrees to such employment, as Chairman and Chief Executive Officer until December 31, 2006 and thereafter as Treasurer and Chairman Emeritus, in such capacities, to be responsible for overseeing, supervising and participating in the day-to-day activities of the Corporation until December 31, 2006 and thereafter to supervise the treasury functions of the Corporation and such other duties assigned by the Board of Directors.

2. EXTENSION OF INITIAL TERM. The initial term of the Agreement is hereby further extended for two years and Section 2 of the Agreement is hereby amended to read as follows:

                  "TERM. The term of this Agreement shall commence on July 1, 2002 and end on June 30, 2008, and shall be automatically renewed for consecutive one-year periods thereafter unless (a) terminated on the anniversary of June 30 by either party on 120 days written notice or (b) sooner terminated as otherwise provided herein."

3. COMPENSATION. The Corporation increases the annual sum payable to the Employee as base compensation salary under the Agreement to $125,000 effective as of June 30, 2006. In addition, Employee is awarded as additional base compensation a Restricted Stock Award of 50,000 shares, vesting 25% on each December 31 and June 30 commencing December 31, 2006 and pursuant to the terms set forth in the Restricted Stock Award attached to this Amendment. Section 3(a) of the Agreement is hereby amended to read as follows:

                  "Base Compensation. In consideration for the services rendered by the Employee under this Agreement, the Corporation shall transfer and deliver to the Employee as base compensation for the initial term of this Agreement a total of 900,000 and 50,000 shares of its common stock pursuant to the terms of the Restricted Stock Awards attached hereto as Exhibit A and the Amendment hereof, dated June 15, 2006, and set forth in the Awards (the "Restricted Stock Award") delivered to the Employee. In addition to foregoing, the Corporation shall pay to the Employee, as base compensation, the sum of $100,000 for each 12-month period commencing on and after February 1, 2003 during the term of this Agreement until June 30, 2005, when such annual salary shall be $125,000 until December 31, 2008, payable in equal monthly installments on the 30th day of each month."

4. GRANT OF OPTIONS. The Employee has been granted options to purchase 250,000 shares of the Corporation's Common Stock, par value $.001 per share, pursuant to the Stock Option Agreement attached hereto as Exhibit B. 5. CHANGE OF CONTROL.
(a) Section 3(d)(ii)(B)(1)(a)(ii) of the Agreement and Section 12(a)(i) of the Restricted Stock Award, dated February 1, 2003 and hereby amended to read as follows:

                      "(a)(i) thirty-five percent (35%) or more of the outstanding voting stock of the Corporation has been acquired by any person (as defined by Section 3 (a) (9) of the Securities Exchange Act of 1934, as amended) other than directly from the Company; (ii) a merger or equivalent combination involving the Corporation after which 49% or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Company; (iii) twenty percent (20%) or more of the members of the Board of Directors elected by shareholders are persons who were not nominated in the then most recent proxy statement of the Corporation; or
                      (iv) the Corporation sells or disposes of all or substantially all of its assets."

                  (b) Section 3(d)(ii)(B)(1)(a)(ii) is amended by deletion of the name "Robert A. Garrison," and insertion of the name "Firebird Global Master Fund, Ltd.." and deletion of the phrase beginning with ", except that" and ending with "transaction or otherwise."

6. AMENDMENT TO RESTRICTED STOCK AWARD. In addition, the parties agree that Shares awarded under each of the Awards to the Employee shall immediately vest if a Change in Control occurs.

7. NOTICES. Section 12(a) of the Agreement is hereby amended to substitute the Corporation's current address and facsimile number for that of Mr. Garrison and the substitution of the word "President" for "Robert A. Garrison" and deletion of the requirement of a copy to counsel.

8. SURVIVAL OF AGREEMENT. This Amendment is limited as specified above and shall not constitute a modification or waiver of any other provision of the Agreement except as required by terms agreed here. Except as specifically amended by this Amendment, the Agreement terms shall remain in full force and effect and all of its terms are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

         GLOBAL GOLD CORPORATION


 By  ____________________________________     __________________________________
         Van Z. Krikorian, President          Drury J. Gallagher